UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2020

Ventas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Ventas, Inc. (the “Company”) was held on May 18, 2020.

Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on April 8, 2020:

1.	The approval, on an advisory basis, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
258,402,475	41,119,602	891,166	34,961,969

2.	The election of ten directors to terms expiring at the 2021 Annual Meeting of Stockholders.
Nominee	For	Against	Abstain	Broker Non-Votes
Melody C. Barnes	298,406,455	1,620,693	386,095	34,961,969
Debra A. Cafaro	264,559,703	16,403,738	19,449,802	34,961,969
Jay M. Gellert	291,595,107	8,341,246	476,890	34,961,969
Richard I. Gilchrist	274,981,857	25,024,648	406,738	34,961,969
Matthew J. Lustig	293,598,362	6,325,475	489,406	34,961,969
Roxanne M. Martino	295,307,556	4,715,488	390,199	34,961,969
Sean P. Nolan	298,530,670	1,407,727	474,846	34,961,969
Walter C. Rakowich	298,160,796	1,772,876	479,571	34,961,969
Robert D. Reed	293,365,602	6,574,351	473,290	34,961,969
James D. Shelton	270,641,750	29,365,971	405,522	34,961,969

3.	The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

For	Against	Abstain	Broker Non-Votes
334,140,245	629,715	605,252	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: May 20, 2020	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel
and Ethics and Compliance Officer